Exhibit 10.1
EMPLOYMENT AGREEMENT AMENDMENT 1
     THIS EMPLOYMENT AGREEMENT AMENDMENT 1 (“Amendment”) is made as of December 20, 2010 between HARRIS INTERACTIVE INC., a Delaware corporation (“Company”), and KIMBERLY TILL (“Executive”).
     This Amendment amends the Employment Agreement (“Employment Agreement”) made between Company and Executive effective as of October 21, 2008. All terms of the Employment Agreement, except as amended hereby, remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.
1.	Section 4.11 of the Employment Agreement is hereby amended to read in its entirety as follows:
     4.11 Precondition to Post-Termination Payments. As a condition for the payment of any post-Termination Date benefits to be provided hereunder except for Accrued Base Obligations and earned but unpaid Performance Bonus for fiscal years ended prior to the Termination Date, prior to the date of any such payment Executive shall deliver to the Company a release in favor of the Company in the form attached hereto as Exhibit A prior to the 52nd day after the Termination Date. The amounts due prior to the expiration of the revocation period following delivery of the Release that are conditioned on the delivery of the Release shall be paid in a lump sum on the 60th day after the Termination Date.
     IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first above written.
[Signature Page Follows]

HARRIS INTERACTIVE INC.
By:	/s/ Howard Shecter
Howard Shecter
Chairman of the Board

/s/ Kimberly Till
KIMBERLY TILL